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                                                                       EXHIBIT 5

                                 Law Offices of
                      KIMBALL, PARR, WADDOUPS, BROWN & GEE
                           a Professional Corporation
                                   Suite 1300
                             185 South State Street
                              Post Office Box 11019
                         Salt Lake City, Utah 84147-0019
                            Telephone (801) 532-7840
                            Telecopier (801) 532-7750


                                  June 12, 1995




The Board of Directors of SkyWest, Inc.
444 South River Road
St. George, Utah  84770

                 Re:  SkyWest, Inc.
                      Registration Statement on Form S-8

Gentlemen:

                 As counsel to SkyWest, Inc., a Utah corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, for registration of 500,000 shares (the "Shares") of Common Stock, no par value, of the Company to be offered, sold and issued by the Company pursuant to the SkyWest, Inc. 1995 Employee Stock Purchase Plan (the "Purchase Plan"), we have examined the originals or certified, conformed or reproduction copies of all such records, agreements, instruments and documents as we have deemed necessary as the basis for the opinion expressed herein. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion hereinafter expressed, we have relied upon certificates of public officials and statements or certificates of officers or representatives of the Company and others.

                 Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Purchase Plan and pursuant to the Registration Statement, will be legally issued, fully paid and nonassessable.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,



                                           KIMBALL, PARR, WADDOUPS, BROWN & GEE